		Exhibit 99.1
United States Commodity Index Funds Trust
Monthly Account Statements
For the Month Ended April 30, 2011

	United States
	Commodity
Statements of Income (Loss)	Index Fund	Total

Income
Realized Trading Gain (Loss)	$8,094,628	$8,094,628
Unrealized Gain (Loss) on Market Value of Futures	555,768	555,768
Interest Income	28,295	28,295
ETF Transaction Fees	7,000	7,000
Total Income (Loss)	$8,685,691	$8,685,691

Expenses
Investment Advisory Fee	$361,682	$361,682
Brokerage Commissions	37,066	37,066
Tax Reporting Fees	32,880	32,880
Legal Fees	17,541	17,541
Audit Fees	8,220	8,220
Prepaid Insurance Expense	1,237	1,237
Tax Fees	950	950
Total Expenses	459,576	459,576
Net Gain (Loss)	$8,226,115	$8,226,115

Statements of Changes in Net Asset Value

Net Asset Value Beginning of Period 4/1/11	$436,380,004	$436,380,004
Additions	64,229,789	64,229,789
Net Gain (Loss)	8,226,115	8,226,115

Net Asset Value End of Period	$508,835,908	$508,835,908
Net Asset Value Per Unit	$71.67

Statements of Changes in Units Outstanding

Units Outstanding Beginning of Period 4/1/11	6,200,020	6,200,020
Additions	900,000	900,000
Units Outstanding End of Period 4/30/11	7,100,020	7,100,020

To the Unitholders of United States Commodity Index Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statements for the month ended April 30, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States Commodity Index Funds Trust

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502